UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 21, 2011

AXION INTERNATIONAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation)	0-13111 (Commission File Number)	84-0846389 (IRS Employer Identification No.)

180 South Street, Suite 104, New Providence, New Jersey (Address of principal executive offices)	07974 (Zip Code)

Registrant’s telephone number, including area code: (908) 542-0888

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On April 21, 2011, Axion International Holdings, Inc. (the “Company”) completed a subsequent closing of a Private Placement of its 10% Convertible Preferred Stock (the “Preferred Stock”) in an aggregate principal amount of $1,876,485 resulting in a total of $7,597,730 raised.

The Company issued the stock to accredited investors only pursuant to Rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended. The securities offered in the Private Placement have not been registered under the Securities Act, or any state securities laws, and unless so registered, may not be sold in the United States except pursuant to an exemption from or in a transaction not subject to the registration requirements of the Securities Act and applicable state securities laws. This is neither an offer to sell nor a solicitation of an order to buy any of these securities.

The description of the securities are qualified in their entirety by reference to the complete text of the Certificate of Correction filed as Exhibit 3.1 and the Certificate of Designation of the Preferred Stock and the form of Subscription Agreement, copies of which were attached as Exhibit 3.1 and 10.0, respectively to the 8-K dated March 31, 2011, and they are incorporated by reference herein.

ITEM 3.02	UNREGISTERED SALE OF EQUITY SECURITIES

The information set forth in Item 1.01 is incorporated by reference herein.

ITEM 9.01	FINANCIAL STATEMENT AND EXHIBITS

Exhibit No.	Description of Exhibits

3.1	Certification of Correction of Preferred Stock Designation

99.1	Press Release dated April 26, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Axion International Holdings, Inc.

Dated: April 26, 2011	By:	/s/ Steven Silverman
Name: Steven Silverman
Chief Executive Officer